FIRST AMENDMENT OF THE DEFINITIVE AGREEMENT FOR THE STOCK PURCHASE AGREEMENT OF AMERICAVEST CRE MORTGAGE FUNDING TRUST INCORPORATED BY OMEGA COMMERCIAL FINANCE CORPORATION

WHEREAS, On June 3, 2014 (i) Omega Commercial Finance Corporation, a Wyoming corporation (the Registrant), and (ii) AmericaVest CRE Mortgage Funding Trust Incorporated (the "Shareholder") a Maryland corporation, entered into a Definitive Share Purchase Agreement (the Agreement) pursuant to which the Registrant acquired from Shareholder fifty-one percent (51%) or 1,564,079 shares of Shareholders common stock.

WHEREAS, The ("Purchase Price") of $2-million shall be payable by the issuance of 285,000 shares of restricted common by Omega on the ("Closing Date") in favor of the Shareholder and therefore upon receipt of said shares shall deem the closing and fully executed purchase of 51% ownership of AmericaVest CRE Mortgage Funding Trust Incorporated.

WHEREAS, pursuant to the Agreement a ("Closing Date") on or before July 18, 2014, OMEGA and AMERICAVEST have mutually agreed to accept Two Hundred Eighty Five Thousand (285,000) shares of restricted common stock of Omega Commercial Finance Corporation in consideration for the ("Purchase Price") of $2-million.

WHEREAS, On November 10, 2014 the Board of Directors has approved the Registrant to transfer back to AmercaVest a total of 41% or 641,272 shares, and to the year-end completed 2014 audit by Registrant due by April 15th 2015, the Registrant shall have the irrevocable option to again exchange the aforementioned shares with Shareholder back to the Registrant at its sole discretion within 30-days from the aforementioned audit.

This First Amendment of the Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered via photocopy, facsimile, or electronic mail attachment shall be deemed equivalent to original signature for all purposes.

IN WITNESS WHEREOF, this Agreement for a Share Purchase has been signed by the parties set forth below as of the date set forth above:

OMEGA COMMERCIAL FINANCE CORPORATION

Jon S. Cummings IV, Chairman/President DATE: 11 / 11 /2014

AMERICAVEST CRE MORTGAGE FUNDING TRUST INC

Nelson Garcia, CEO DATE: 11 / 11 /2014